FORM OF STOCK OPTION AGREEMENT
                           ELEXSYS INTERNATIONAL, INC.
                             1995 STOCK OPTION PLAN


                  This Stock Option Agreement (the "Agreement") dated as of _____________, _____, is entered into between Elexsys International, Inc., a Delaware corporation (the "Company") and _____________________ ("Optionee").

                  1.       Grant and Acceptance of Option.

                  1.1. Grant. The Company hereby grants to Optionee as of the date here of (the "Grant Date") pursuant to the provisions of the Elexsys International, Inc. 1995 Stock Option Plan (the "Plan"), an option to purchase from the Company (the "Option") ________ shares of its common stock, $1.00 par value per share (the "Common Stock"), at the price of $____ per share [IN THE EVENT OF A GRANT OF INCENTIVE STOCK OPTIONS, NOTE RESTRICTIONS ON EXERCISE PRICE AND VALUE OF SHARES WHICH CAN BECOME EXERCISABLE IN ANY GIVEN CALENDAR YEAR] upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

                  1.2. Designation as [INCENTIVE] [NON-QUALIFIED] Stock Option. The Option [IS] [IS NOT] intended to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  1.3 Option Subject to Acceptance of Agreement; Shareholder Approval. The Option shall become null and void unless (i) the Plan shall have been approved by holders of a majority of outstanding shares of Common Stock entitled to vote at a meeting of shareholders held prior to July 18, 1996, and
(ii) the Optionee shall accept this Agreement by executing it in the space provided below and returning it to the Company.

                  2.       Time and Manner of Exercise of Option.

                  2.1. Maximum Term of Option. The term of the Option shall commence as of the Grant Date and shall terminate on ______________ [MAXIMUM TEN YEARS FROM GRANT DATE, EXCEPT FOR INCENTIVE STOCK OPTIONS GRANTED TO TEN PERCENT HOLDER, IN WHICH CASE THE MAXIMUM IS FIVE YEARS] (the "Expiration Date"). The Option shall not be exercised, in whole or in part, after the Expiration Date.

                  2.2. Exercise of Option. The Optionee may purchase shares that are subject to the Option (i) on a cumulative basis or in non-cumulative installments as the right to acquire such shares becomes vested as set forth below, and (ii) as otherwise provided pursuant to Section 2.3 hereof or in accordance with Section III.8 of the Plan [MUST NOT VEST PRIOR TO SHAREHOLDER APPROVAL AND MUST VEST AT A RATE OF AT LEAST 20% PER YEAR]:



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                                                             Number of Shares
                  Vesting                                   First Exercisable
                   Date                                        on Such Date
                  -------                                   -----------------

         -------------------------                     -------------------------

         -------------------------                     -------------------------

         -------------------------                     -------------------------

         -------------------------                     -------------------------

         -------------------------                     -------------------------


The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of the Option may be for any fractional share or less than a total of ten whole shares at any time.

                  2.3. [TERMINATION OF EMPLOYMENT] OR [CESSATION OF STATUS AS NON- EMPLOYEE DIRECTOR].

                  (a) Death or Disability. If Optionee dies, or if by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (a "Permanent and Total Disability"), Optionee ceases to be an [EMPLOYEE] OR [NON-EMPLOYEE DIRECTOR], then the Option shall be exercisable only to the extent that such Option is exercisable on the date of such death or on the date of such cessation of [EMPLOYMENT] OR [NON-EMPLOYEE DIRECTOR STATUS]. Such Option shall remain exercisable for a period of one year after such date, or until the expiration of the full term of the Option (the "Option Term"), whichever period is shorter. If during the period such Option remains exercisable Optionee dies, then the exercisability period shall expire on the earlier of (i) one year after the date of death, and (ii) the expiration of the Option Term and such Option shall be exercisable by the Optionee's designated beneficiary or, if none, Optionee's executor, administrator, legal representative or similar person.

                  (b) Other [TERMINATION OF EMPLOYMENT] OR [CESSATION OF STATUS AS NON-EMPLOYEE DIRECTOR]. Subject to paragraph (c) of this Section 2.3, if for any reason other than death or Permanent and Total Disability Optionee's [EMPLOYMENT WITH THE COMPANY] OR [STATUS AS A NON-EMPLOYEE DIRECTOR] terminates, then the Option (i) shall be exercisable only to the extent the Option is exercisable as of the effective date of such termination, and (ii) shall remain exercisable for a period of 30 days after such date, or until the expiration of the Option Term, whichever period is shorter. If Optionee shall die within such 30-day period, such Option shall remain exercisable by Optionee's designated beneficiary or, if none, Optionee's executor, administrator, legal representative or similar person for a period of six months after Optionee's death or until the expiration of the Option Term, whichever period is shorter. Notwithstanding the first sentence of this paragraph(b),

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if Optionee ceases to be [EMPLOYED BY THE COMPANY] OR [A NON-EMPLOYEE  DIRECTOR]
on account of Optionee's gross negligence, willful misconduct, competition with the Company or with an affiliate of the Company within the meaning of Rule 144 promulgated under the Exchange Act (an "Affiliate") or misappropriation of confidential information of the Company or an Affiliate, the Option shall terminate on the date Optionee's [EMPLOYMENT WITH THE COMPANY] OR [STATUS AS A NON-EMPLOYEE DIRECTOR] terminates.

                  (c) Retirement; Board Consent. If Optionee's [EMPLOYMENT WITH THE COMPANY] OR [STATUS AS A NON-EMPLOYEE DIRECTOR] terminates by reason of Optionee's retirement after attainment of age 65 or by reason of Optionee's resignation [OF EMPLOYMENT] OR [AS A NON-EMPLOYEE DIRECTOR] at any age with the prior consent of the Board, the Option shall be exercisable only to the extent that the Option is exercisable on the effective date of Optionee's retirement or resignation, as the case may be, and after such date may be exercised by Optionee (or Optionee's legal representative) for a period of three months after such effective date or until the expiration of the Option Term, whichever period is shorter. If Optionee shall die within such period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by Optionee or, if none, the executor or administrator of Optionee's estate or, if none, the person to whom Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution, to the same extent the Option was exercisable by Optionee on the date of Optionee's death, for a period ending six months after the effective date of Optionee's retirement or resignation or until the expiration of the Option Term, whichever period is shorter. [THE EXPIRATION OF A NON-EMPLOYEE DIRECTOR'S TERM AS A DIRECTOR, INCLUDING THE FAILURE OF A
NON-EMPLOYEE DIRECTOR TO BE NOMINATED FOR AN ADDITIONAL TERM OR, IF SO NOMINATED, TO WIN RE-ELECTION, SHALL BE DEEMED TO BE A RESIGNATION WITH THE CONSENT OF THE BOARD FOR PURPOSES HEREOF.]

                  2.4.     Method of Exercise.

                  (a) Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Committee's satisfaction) either (i) in cash, (ii) in previously owned whole shares of Common Stock (which the Optionee has held for at least six months prior to the date of delivery of such shares and to which the Optionee has good title free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iv) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (v) a combination of (i), (ii) and (iii), and
(2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) through (v). No share of Common Stock shall be delivered until the full purchase price therefor has been paid. Any fraction of a share of Common Stock which would be required to pay such

                                       -3-

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purchase price shall be disregarded  and the remaining  amount due shall be paid in cash by the Optionee.

                  (b) Unless the Committee otherwise determines, if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Optionee's election to authorize the Company to withhold whole shares of Common Stock purchasable upon exercise of the Option in payment of all or a portion of the option price (i) shall be subject to approval by the Committee, (ii) may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Optionee's death),
(iii) must be filed with the Chief Executive Officer during (or in advance of, but to take effect during) the ten business day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings, and (iv) the exercise of the Option must occur during such ten business day period. Unless the Committee otherwise determines, any such election may be revoked or changed prior to the exercise of the Option during such ten business day period.

                  3.    Additional Terms and Conditions of Option.

                  3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than by will, the laws of descent and distribution, or pursuant to Section III.13 of the Plan. During the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's legal representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

                  3.2. Investment Representation. The Optionee hereby represents and covenants that (a) any share of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.


                                       -4-

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                  3.3.  Withholding Taxes.

                  (a) As a condition precedent to any exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in the Committee's discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

                  (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole shares of Common Stock (which the Optionee has held for at least six months prior to the date of delivery of such shares and to which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date on which the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the amount of the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to the Optionee upon exercise of the Option having a Fair Market Value, determined as of the Tax Date, equal to the amount of the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2) through (5). Shares of Common Stock to be delivered or withheld may have a Fair Market Value in excess of the minimum amount of the Required Tax Payments, but not in excess of the amount determined by applying the Optionee's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee.

                  (c) Unless the Committee otherwise determines, if the Optionee is subject to Section 16 of the Exchange Act, the following provisions shall apply to the Optionee's election to deliver to the Company whole shares of Common Stock or to authorize the Company to withhold whole shares of Common Stock purchasable upon exercise of the Option in payment of all or a portion of the Optionee's tax liability in connection with such exercise:

                           (1)  The   Optionee   may   deliver  to  the  Company
previously owned whole shares of Common Stock in accordance with Section 3.3(b), if such delivery is in connection with the delivery of shares of Common Stock in payment of the exercise price of the Option.

                           (2)  The  Optionee  may   authorize  the  Company  to
withhold whole shares of Common Stock purchasable upon exercise of the Option in accordance with Section 3.3(b), provided that such election (A) shall be subject to approval by the Committee, (B)

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may not take effect during the six-month  period  beginning on the date of grant of the Option (other than in the event of the Optionee's death), (C) must be filed with the Chief Executive Officer during (or in advance of, but to take effect during) the ten business day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and (D) the exercise of the Option must occur during such ten business day period. Unless the Committee shall determine otherwise, any such election may be revoked or changed prior to the exercise of the Option during such ten business day period.

                  3.4. Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, reclassification, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without a change in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, such fractional security shall be disregarded.

                  3.5. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

                  3.6. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.3.

                  3.7. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares. The Optionee shall not be considered a stockholder of the Company with respect to any shares subject to the Option not so purchased and delivered.

                  3.8. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.


                                       -6-

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                  3.9.  Decisions  of  Board  or  Committee.  The  Board  or the
Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

                  3.10. Reservation of Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Option from time to time.

                  3.11. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

                  4.       Miscellaneous Provisions.

                  4.1. Usage. References in this Agreement to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include any successor provision).

                  4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

                  4.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next business day delivery to the address specified on the signature page of this Agreement or such other address as the party entitled to notice shall designate in a notice in accordance with this
Section 4.3. Each such notice shall be deemed given: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

                  4.4. Governing Law. The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

                  4.5.    Acceleration Upon Reorganization or Change in Control.

                  (a) Notwithstanding any other provision of the Plan or any provision of any agreement, in the event of a Change in Control, all outstanding options shall become immediately exercisable in full. In the event of a Change in Control pursuant to Section 4.6(b)(3) below, there may be substituted for each share of Common Stock available under

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the Plan,  whether or not then subject to an outstanding  option, the number and class of shares into which each outstanding share of such Common Stock shall be converted pursuant to such Change in Control. In the event of such a substitution, the purchase price per share of Common Stock then subject to an outstanding option under the Plan shall be appropriately adjusted by the Committee, but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Common Stock subject to such option prior to the Change in Control. If any such Change of Control involves a cash-out merger or similar transaction in which the stockholders of the Company (other than the person or persons acquiring control) receive cash in exchange for their shares of Common Stock, all outstanding options shall be deemed to have been exercised on a cashless or net basis immediately prior to such Change in Control. In the event that an optionee does not exercise his or her options prior to the consummation of such Change of Control, the optionee shall thereafter be entitled to receive upon exercise of such options the amount of cash, shares of stock or other securities or property to which such optionee would have been entitled as a result of the Change of Control had such options been exercised immediately prior thereto.

                  (b) For purposes of the Plan, "Change in Control" shall mean:

                           (1) the  acquisition  by any  individual,  entity  or
group (a  "Person"),  including  any  "person"  within  the  meaning  of Section
13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section III.8(b), or (v) any acquisition by Milan Mandaric, members of his immediate family or any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons), provided that none of the current beneficiaries of such trust or similar arrangement are persons other than Milan Mandaric, members of his immediately family or their lineal descendants (all such persons, collectively, the "Exempted Persons");

                           (2) individuals who, as of June 30, 1995,  constitute
the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board, provided that any individual who becomes a director of the Company subsequent to June 30, 1995, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A

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promulgated   under  the  Exchange  Act,  or  any  other  actual  or  threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall not be deemed a member of the Incumbent Board;

                           (3) approval by the  stockholders of the Company of a
reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporation Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors), and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                           (4) approval by the  stockholders of the Company of a
plan of complete liquidation or dissolution of the Company.

                  (c) Notwithstanding the foregoing, the grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           4.6. Counterparts.  This Agreement may be executed in
two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                                           ELEXSYS INTERNATIONAL, INC.



                                           By:
                                              ----------------------------------
                                              Name
                                                  ------------------------------
                                              Title
                                                   -----------------------------

Accepted this       day of              , 1995.



-----------------------
[NAME OF OPTIONEE]


Address for notices:

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